                                                                     Exhibit 4.7

                      AMENDED AND RESTATED PROMISSORY NOTE


U.S. $128,000,000                                      Dated:  February 11, 2003
(subject to increase pursuant to
the terms of the Amended and
Restated Credit Agreement referred
to below)

FOR VALUE RECEIVED, the undersigned, PAPPAS TELECASTING OF SOUTHERN CALIFORNIA LLC, a Delaware limited liability company (the "Debtor"), HEREBY PROMISES TO PAY to the order of AZTECA INTERNATIONAL CORPORATION, a Delaware corporation ("AIC"), on the Maturity Date (as defined in the Amended and Restated Credit Agreement referred to below), in lawful money of the United States of America, the principal sum of U.S.$128,000,000 (subject to increase pursuant to the terms of the Amended and Restated Credit Agreement referred to below) or, if less, the aggregate principal amount of the PTSC Debt outstanding on the Maturity Date under (and as defined in) the Amended and Restated Credit Agreement dated as of February 11, 2003 between the Debtor and AIC (as amended or modified from time to time, the "Amended and Restated Credit Agreement"). Capitalized terms used but not defined herein have the meaning given to them in the Amended and Restated Credit Agreement.

     The Debtor agrees that interest in like money on the unpaid principal amount hereof shall be added to the principal amount until such principal amount is paid in full (both before and after judgment), at such interest rates, and at such times, as are specified in the Amended and Restated Credit Agreement, and, to the extent such interest is payable in cash in accordance with the Amended and Restated Credit Agreement, such interest also shall be paid by the Debtor in like money.

     Both principal and, to the extent payable in cash in accordance with the Amended and Restated Credit Agreement, interest due hereon are payable for the account of the Lender at: c/o TV Azteca, S.A. de C.V., ABN AMRO Bank, New York, NY, Account: 456060791641, ABA:026009580, in same day funds. The holder of this
Note is authorized to endorse on the grid attached hereto, which is part of this Amended and Restated Promissory Note, the date and amount of all increases in the PTSC Debt (including in respect of capitalized interest) pursuant to the Amended and Restated Credit Agreement, the date and amount of each repayment of principal thereof, and payments made on account of principal thereof.

     This Amended and Restated Promissory Note is the Amended and Restated Note referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement. Upon the occurrence of an Event of Default specified in the Amended and Restated Credit Agreement, all amounts then remaining unpaid on this Amended and Restated Promissory Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

     The undersigned waives all requirements as to diligence, presentment, demand of payment, protest and notice of any kind with respect to this Amended and Restated Promissory Note.

                       ADVANCES AND PAYMENTS OF PRINCIPAL

-------------- -------------------- -------------------- --------------------- ------------------
                                         Amount of
                                     Principal Paid or     Unpaid Principal
     Date       Amount of Advance*        Prepaid              Balance          Notation Made By
-------------- -------------------- -------------------- --------------------- ------------------
   2/11/2003      $128,000,000                               $128,000,000
-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------- -------------------- -------------------- --------------------- ------------------

-------------------------------------------------------------------------------------------------

* Includes additions to the principal amount of the Loans pursuant to Sections 2.1(b) and 2.1(c) of the Amended and Restated Credit Agreement.

     This Amended and Restated Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York determined without reference to principles of conflict of law.

                                          PAPPAS TELECASTING OF SOUTHERN
                                          CALIFORNIA, LLC,

                                              by PAPPAS TELECASTING COMPANIES,
                                                 as Manager


                                              By: /s/ Harry Pappas
                                                  -----------------------------
                                                  Title: President